UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

PART I. NOTIFICATION

ITEM 1. Issuer Information

PFG Fund III, LLC
(Exact name of issuer as specified in its charter)

Colorado

(State or other jurisdiction of incorporation or organization)

10200 W 44th Ave Suite 220 Wheat Ridge, CO 80033; Phone: 303-835-4445

(Address, including zip code, and telephone number including area code of issuer's principal executive office)

All correspondence:

Jillian Sidoti, Esq.

TROWBRIDGE SIDOTI

38730 Sky Canyon Drive – Suite A

Murrieta, CA 92563

(323) 799-1342

EMAIL FOR CORRESPONDENCE: jillian@crowdfundinglawyers.net

(Name, address, including zip code, and telephone number, including area code, of agent for service)

6500	35-2484500
(Primary standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PART II— OFFERING CIRCULAR

PFG Fund III, LLC

(the "Company")

Preliminary Prospectus dated_______________________________

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PFG Fund III, LLC ("PFG FUND III," the "Fund," the "Company" or "the Issuer"), a Colorado limited liability company, is offering, on a "best-efforts" basis up to $5,000,000 in principal amount (the "Offering") of unsecured, non-convertible, fixed-rate promissory notes (the "Notes") of PFG Fund III. The Offering will begin as soon as practicable following qualification of the Offering Statement and shall continue for a period of two (2) years, unless further extended by the Officers of Issuer. The Company's principal executive offices are located at 10200 W 44th Ave Suite 220 Wheat Ridge, CO 80033.

This is our offering, and no public market currently exists for our Notes. The Company will be managed by Pine Financial Group, Inc. (the "Manager"), lead by Kevin Amolsch as outlined on Page 54.The Company has set a minimum investment requirement of $25,000, but may accept subscriptions for less at the discretion of our Manager. Therefore, purchasers of our Notes qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The Company is considered an "emerging growth company" under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

See the section entitled "RISK FACTORS" beginning on page 7 for a discussion of risks to consider before purchasing our Notes.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS."

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT	6
RISK FACTORS	7
DETERMINATION OF OFFERING PRICE	14
PLAN OF DISTRIBUTION	14
USE OF PROCEEDS	15
SELECTED FINANCIAL DATA	16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	17
INVESTMENT POLICIES OF COMPANY	18
DESCRIPTION OF BUSINESS	20
TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES	25
SUMMARY OF NOTES	28
LEGAL PROCEEDINGS	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	32
SELECTION, MANAGEMENT AND CUSTODY OF COMPANY'S INVESTMENTS	32
LIMITATIONS OF LIABILITY	32
INTERESTS OF NAMED EXPERTS AND COUNSEL	33
FINANCIAL STATEMENTS	34
BALANCE SHEET	F-2
STATEMENT OF OPERATIONS	F-3
STATEMENT OF CHANGES IN MEMBER'S EQUITY	F-4
STATEMENT OF CASH FLOWS	F-5
NOTES TO THE FINANCIAL STATEMENTS	F-6
PART III — EXHIBITS	35

3

PROSPECTUS SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," "The Company," and "PFG Fund III," refer to PFG Fund III, LLC

We were formed on August 13, 2013 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.
•	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception on August 13, 2013 through December 31, 2015, we have not generated any revenues nor have we incurred any losses. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, working capital, and lending related costs. We intend on using the majority of the proceeds from this Offering for the purposes of lending to real estate entrepreneurs. However, some of our operating expenses, such as accounting costs, will likely require cash. There is no way to predict or otherwise detail expenses.

Some of our material risk factors include:

•	We were recently organized and have limited operating history.
•	We currently have no assets and there may be a delay before we can generate sufficient revenue to pay interest on the Notes.
•	If we cannot generate sufficient revenue and cease operations, you may lose your entire investment.
•	We are highly dependent on our officers and directors.
•	Investment in secured real estate lending is speculative and we will be highly dependent on the performance of the real estate market.
•

Hard money lending of the type which we propose to engage in are higher risk than general real investment loans because these loans are based less on the creditworthiness of the borrower and more on the underlying collateral securing the loan. As such, hard money loans are subject to higher risks of default, which may affect our ability to make the payment obligations under the Notes.

•

An Investor may request early redemption of its Note after 24 months, which may be granted by the Company based on availability of funds, but will be subject to a penalty of 1.5% of the principal amount being returned. After 48 months, an Investor may request redemption of its Note with 90 days notice without penalty subject to availability of cash on hand.

The Notes are non-negotiable and will be issued in the minimum amount of $25,000 and in any amount greater than $25,000. The Notes will be offered with a minimum term of 60 months from the date of issue, with a fixed interest rate of 8%. After 48 months, an Investor may request redemption of its Note with 90 days notice without penalty subject to availability of cash on hand. The Company has the right, at its option, to call any of the Notes for redemption before maturity in whole or in part, at any time or from time to time. If a Note is redeemed before maturity, the holder will be paid an amount equal to the face value of the Note plus any accrued interest through the date of redemption.

The Company will typically issue Notes on the same or next day, after deposit by the Company of the subscriber's payment check or receipt of a wire transfer and the check or wire transfer is collected by the Company's bank. See "SUMMARY OF NOTES" on page 37. Such rates are paid on all Notes issued between the start of business on that Monday and the close of business on the last Friday of that month. Interest is calculated and accrues daily.

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Investor may request early redemption of its Note at any time after the initial 24-month term by giving the Company at least 90 days prior written notice. The Company, subject to available funds, may return the funds to the Investor upon expiration of the 90-day notice period subject to a penalty of 1.5% of the principal amount being returned. After 48 months, an Investor may request redemption of its Note with 90 days notice without penalty subject to availability of cash on hand. The Company cash position and the availability of cash to return to investors is based on monies that are currently in a liquid account. The Company's business is to make loans which are not liquid assets. If the Company's money is in loans and there is not enough funds in a liquid account, the Company would need to wait until the funds became available either from interest it collects on loans or one or more of its loans paying off in full. If the Company does not have available funds to honor Investor's redemption request upon expiration of the 90-day period, the Company will honor the redemption request and return the Investor's funds as soon as cash becomes available to the Company.

The Company is offering the Notes directly to investors through its own employees on an ongoing and continuous basis. The Notes will be issued at their principal face value, without a discount, and are not being sold through commissioned sales agents or underwriters. See "PLAN OF DISTRIBUTION" on page 23.

	Price to Public	Underwriting Discount and Commissions		Proceeds to Issuer or Other Persons
Per Note	$25,000 or greater	10	%*	$22,500 or greater
Total	$5,000,000	$500,000		$4,500,000
Total Minimum	No minimum	$0		No minimum
Total Maximum	$5,000,000	$500,000		$4,500,000

_____________

*Although the Issuer does not currently have any agreement in place to sell the Notes through a licensed broker, the Issuer may consider engaging the services of a broker in the future.

Offering expenses to be borne by the Manager without consideration are estimated at approximately $10,000.

There will be no public market for the Notes. The Notes will not be transferable without the prior written consent of the Company. The Company's consent will be withheld for reasons considered appropriate by the Company. These reasons may include the Company's determination that such transfer might result in a violation of any state, Federal, or other applicable securities law. The Company reserves the right to withdraw or terminate the offering hereby at any time and may reject any offer to purchase Notes in whole or in part.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Offering Statement has been qualified.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1 billion.
•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.
•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.
•	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in PFG Fund III should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in August 2013 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized in August 2013, but did not start operations until recently. As a result of our start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Kevin Amolsch. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Kevin Amolsch. It would be difficult to replace Mr. Amolsch at such an early stage of development of PFG Fund III. The loss by or unavailability of Mr. Amolsch's services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Amolsch could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Amolsch, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Amolsch, we would be required to cease pursuing our business opportunity, which could result in a loss of your investment.

We have limited financial statements that offer no indication of the potential success of the Company.

Because the Company is newly formed, the Company is able to provide only limited financial statements. Accordingly, prospective Investors will be required to make their investment decision based on this limited financial information regarding the Company.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our investments before we invest in them and will be entirely relying on the ability of Pine Financial Group, Inc., our Manager, to select our investments. Furthermore, our Manager will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Manager will have complete control over the Company and will therefore make all decisions of which Members will have no control.

Pine Financial Group, Inc., our Manager, shall make certain decisions without input by the Members. Such decisions may pertain to employment decisions, including our Manager's compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

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Once the Notes are sold, the Company will have substantial indebtedness.

The substantial indebtedness of the Company could adversely affect its financial position and prevent it from fulfilling its obligations under the Notes. After this Offering, the Company will have a significant amount of indebtedness. The Company's substantial indebtedness could have important consequences to any investor in the Notes. For example, it could:

•	limit the Company's ability to borrow additional funds or obtain additional financing in the future;
•	limit the Company's ability to provide loans;
•	limit the Company's flexibility to plan for and react to changes in its business and industry; and
•	impair the Company's ability to withstand a general downturn in its business and place it at a disadvantage compared to its competitors that are less leveraged.

In addition, the Company's high level of debt requires it to dedicate a substantial portion of its cash flow to pay principal and interest on its debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes.

Financial failures of borrowers or the Company will hinder payments on the Notes.

An investment in the Notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If the Company becomes a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the Notes and may delay enforcement remedies under the Notes. Provisions under the bankruptcy code or general principal of equity that could result in the impairment of an investor's rights include the automatic stay, avoidance of preferential transfers by a trustee or debtor-in-possession, substantive consolidation, limitations of the ability to collect unmatured interest or attorneys' fees and forced restructuring of the Notes.

The Notes may be recharacterized in the event the Company becomes insolvent which will lead to a loss for Noteholders/Investors.

Under any applicable law, the Notes have the risk of being recharacterized as equity interests in the Company, and the Investors thus being treated as owners of equity interests in the Company. In which case, in the case of insolvency or liquidation, the Investors, as owners of equity interests in the Company, may be treated as general creditors with last priority for purposes of liquidating distributions made in connection with insolvency.

The Company's Manager, Pine Financial Group, Inc. and its CEO, Kevin Amolsch, have multiple conflicts of interest.

Kevin Amolsch, CEO of the Manager, is a principal of other entities and, as such, he may have a conflict of interest between his responsibility to manage the business to business loans of the Company for the benefit of the Investors and providing himself with a return on his investment in the Company. Pine Financial Group, Inc. is the manager to two other hard money funds. The first one is Pine Investments, LLC, a 505 Reg. D offering. Pine Investments, LLC ("Pine Investments") makes the type of loans contemplated by PFG Fund III in connection with this Offering. Pine Investments makes loans in both Colorado and Minnesota. The securities offered through Pine Investments are equity securities, with all profits payable to the members. Pine Financial Group, Inc does not currently taking a management fee in connection with its management duties with Pine Investments. The other fund managed by Pine Financial is PFG Fund II, LLC. It makes loans similar to Pine Investments. Pine Financial Group is paid an annual management fee equal to 2% of the total funds invested under management. All remaining profits are paid to the fund investors.

Below is a table detailing historic information for both Pine Investments, LLC and PFG Fund II, LLC:

	Date Formed	Number of Loans Funded	Total Amount of Loans Funded	Total number of Defaults	Total Amount of Defaults
Pine Investments, LLC	10/10/2009	140	$34,655,700.00	4	$539,700.00
PFG Fund II, LLC	9/1/2011	75	$24,392,600.00	1	$94,500.00

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If Pine Investments, LLC or PFG Fund II, LLC is not in a position to fund a loan, Pine Financial Group, Inc will broker and service a note to a small group of individual investors. Below is a table detailing the historic information for loan originated and serviced by Pine Financial Group, Inc that was not funded by either Pine Investments, LLC or PFG Fund II, LLC:

	Date of First Loan Funding	Number of Loans Funded	Total Amount of Loans Funded	Total number of Defaults	Total Amount of Defaults
Individual Loans	11/7/2008	519	$83,177,250.00	8	$1,295,900.00

Pine Financial Group, Inc has charged the borrower origination fees on each loan it has originated. Pine Financial has also charged a servicing fee to both individual investors and to each of the funds it manages and has charged PFG Fund II, LLC a management fee. Below is a chart of these income-producing activities for the year 2013:

Loan Origination Fees (charged to borrowers)	$1,152,350.00
Loan Servicing Fees	$274,617.00
Fund Management Fees	$77,265.00

In addition to the foregoing entities, Pine Financial is also the manager of a single purpose LLC, which is currently developing an 80-acre mixed used property in Brighton, Colorado. We will not be raising any additional money for that project. Kevin Amolsch and his wife Stephanie Amolsch are equal owners of an LLC through which rental properties are held. That LLC, Advantage Homes, LLC, currently owns or controls 20 properties totaling 49 rental units.

Our CEO, Kevin Amolsch, will not devote his full working hours to the Company.

Mr. Amolsch will be free to manage and advise accounts other than the Company's account, and may establish, operate, or provide services to, investment vehicles similar to the Company. While Mr. Amolsch will provide the Company with such time, care and attention as he reasonably believes is necessary for the successful operation of the Company, he will be under no obligation to spend any particular amount of time, care or attention on the business or operations of the Company.

Mr. Amolsch is active in other business endeavors. Accordingly, he will not devote his full attention to the operations of the Company, but will give such time as is reasonably necessary for the management of the affairs of the Company. Mr. Amolsch and any officers, managers, members, and employees of such persons may engage in transactions or investments, or cause or advise other customers to engage in transactions which may differ from, or be identical to, the transactions engaged in by the Company.

The Company may suffer from a lack of capitalization.

Mr. Amolsch will make a nominal equity investment in the Company. Should the Company default on any of the payments due under the Notes; the Company will possess minimal equity capital and minimal assets in excess of the Investors' investments. Furthermore, if the Notes are recharacterized as equity interests in the Company by judicial determination or other governmental determination, in the case of insolvency or liquidation, the Investors, as owners of equity interests in the Company, may be treated as general creditors with last priority for purposes of liquidating distributions made in connection with insolvency. With nominal capitalization, any liquidating distribution will be inadequate to return the Investors' principal of their investments.

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We may lack diversification due to limited to proceeds from Offering.

Our diversification will be limited by the number of Notes sold and by future income from operations. Thus, most or even all of our available funds may be invested in a limited number of specific income producing loans.

The notes are unsecured and we do not have an indenture agreement with any appropriate indentured trustee.

The Notes are unsecured obligations of the Company. In addition, the Notes are not subject to an indenture agreement and subsequently, the interests of potential investors will not be protected by an independent trustee.

Our Manager is entitled to 100% of the distributable cash of the Company on a monthly basis.

Our Manager is entitled to 100% of the distributable cash of the Company. The Manager may be paid this monthly. Since all of our distributable cash, with the exception of a minimal amount of retained earnings, will be distributed to our Manager, we may not have enough cash to redeem Notes upon request. Although our Notes are to be redeemed within 60 months, Noteholders do have a right to request redemption any time after 24 months. There is no sinking provision to honor such redemption requests and no guarantee, since we lack liquidity, that redemption requests will be honored.

The real estate lending business is highly competitive.

The real estate lending business is highly competitive. Due to the nature of real estate lending, our profitability resulting from that aspect of our business will depend to a large degree upon the future availability of secured loans. We will compete with investors unrelated to us, institutional lenders and others engaged in the real estate lending business, some of whom have greater financial resources and experience than we do. Because real estate lending is a highly competitive business and institutional or other lenders may have other advantages over us in conducting their business and providing services to potential borrowers.

Risks Related to the Notes and Real Estate Business in General

The profitability of lending activities is uncertain.

Because the majority of loans we intend to issue are hard money loans, we will be subject to a higher degree of risk than if we provided traditional loans. Hard money loans are subject to higher risks of default. A hard money loan is made based more on the collateral (i.e., property) to secure the loan than on the credit worthiness of the borrower. Instead of evaluating a loan's risk based on a borrower's financial position, we will look more to the asset backing the loan. As a result, traditional hard money borrowers do not qualify for traditional loans and have to turn to hard money lenders for funding. By their nature, these borrowers are at higher risk of default. As a result, we may be subject to a higher risk of default, which will result in costs of foreclosure to recoup the principal of the loan. If we have difficulty foreclosing on the property securing the loan or if we are caught in a down market and are unable to resell the property at a sufficient price to recoup the principal of the loan, we will experience a loss on the subject loan, which will affect our ability meet our payment obligations on the Notes.

There is a risk of default on any of the loans we make.

We are lending to borrowers that are providing notes that are secured by real estate. Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.If we experience higher levels of defaults, delinquencies or losses from loans we issue than we anticipate, our profitability may be impaired. In the event that our portfolio of loans funded by the Proceeds of this Offering experience greater defaults, higher delinquencies or higher net losses than anticipated, our income could be negatively affected and our ability to distribute profits could be impaired.

This offering is a blind pool offering, and therefore, Investors will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this Offering, we have not identified the assets we expect to acquire and because our Investors will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Investors' investment may not generate returns comparable to our competitors.

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Should a tax deed sale occur on a property securing one of our loans, the lien securing the Company's investment could be removed from the subject real estate.

In the event a tax deed sale occurs on the subject real estate, the Company's interest in the subject real estate may be eliminated. The Company will mitigate this risk by monitoring delinquent tax deadlines and expending capital to resolve issues before they lead to a tax deed sale.

We do not maintain a sinking fund for the purposes of redemption at maturity.

Because there will be no sinking fund established for the redemption of Notes at maturity, the Company may not have adequate cash from operations to redeem Notes as they mature.

The Company will reserve the right to prepay the Notes.

The Company reserves the right to make early repayment to any and all Investors before the maturity date set forth in the Notes without any additional payment or fee to the Investor. This means the Company has the right to hold the Investor's money until the end of the maturity date set forth on the Notes or to make early repayment at its discretion without any penalty.

The Notes are arbitrarily valued.

The interest rates associated with each promissory note is arbitrarily assigned by the Company. It is not influenced by appraisals, licensed broker advice, legal counsel, and/or any other form of qualified evaluation.

The underlying property which secures our interest on a particular hard money loan may be insufficient.

If we are forced to foreclose on a defaulted loan, the proceeds from the foreclosure of the underlying property securing the loan may be inadequate to cover the principal amount of the loan resulting in loss and our income could be negatively affected and our ability to distribute profits could be impaired.

We will be subject to the risks associated with interest rate fluctuations.

If interest rates rise above the average interest rate being earned by our loan portfolio or if interest rates rise such that the real estate market becomes depressed, your investment may be adversely affected. Real estate lending rates are subject to abrupt and substantial fluctuations. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, investors may wish to liquidate their investment in order to take advantage of higher returns available from other investments but may be unable to do so.

The lending business is a highly regulated industry. If we do not comply with applicable regulations, we could be subject to fines or other regulatory actions.

Our failure to comply with all applicable state regulations governing the making of loans to borrowers in a particular state, including regulations concerning a lender's advertising and marketing efforts, and the proper securitization or our loans could impact our ability to fund or enforce our loans in that state, which would have an adverse impact on our profitability. States may have differing regulations and rules that govern the activities of lenders who make loans to borrowers within that state. These regulations and rules may affect, among other things, the nature of advertising and other marketing efforts that a lender can engage in to solicit borrowers and the manner in which loans are closed and serviced. Our Managers will undertake efforts to comply with all applicable regulations and rules in each state that govern our lending activities in that state. If we fail to comply with all such regulations and rules in any particular state, it could impact our ability to fund or enforce our loans in that state, and thus adversely impact our yield.

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We may be subjected to accounting and collecting errors.

If we experience problems with our accounting and collection systems, our ability to pay interest on the Notes may be impaired. Potential problems with our in-house loan accounting and collection systems could materially and adversely affect our collections and cash flows. Any significant failures or defects with our accounting and collection systems could adversely affect our results of operations, financial conditions and cash flows and our ability to distribute profits to the Members and Noteholders.

Risks Related to Our Corporate Structure

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an "investment company" is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an "investment company" under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an "investment company," we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the "1940 Act"). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an "investment company" any entity that is primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate". To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an "investment company" under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

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Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we lend may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, flooding, tornadoes, snowstorm, and sinkholes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The Manager expects to obtain a lender's title insurance policy and will require that owners of property securing its loans maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on property securing its loans will be made exclusively by the Manager. Certain types of losses that may impact the security for the loans could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its loans.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the loans may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Further, when a borrower defaults on a loan, it is likely they will allow their hazard insurance to lapse. The Manager will attempt to obtain its own insurance policies on such properties, to the extent such lender's policies are available, but it is possible that some of the properties securing the loan may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the Company may suffer a loss of its security for a loan.

Risks Related to Taxes

Tax consequences will vary from investor to investor. Individual Noteholders are encouraged to consult a tax professional prior to investing.

There are risks associated with the tax aspects of an investment in the Company that are complex and will not be the same for all prospective investors. Each prospective investor is advised to consult its own tax advisors before investing in the Company.

The Officers believe that the Company's debt should be classified as a bond purchase, and to that end the Officers fully expect that the interest payments will be considered ordinary income and subject to the progressive tax system and tax rate that applies to the Investor.

Potential investors should also be aware that the Company is not a so-called "tax shelter" investment intended to generate net losses that could be used to offset income from other sources. It is, therefore, expected that the cash distributions to investors generated from the Company's activities will not be classified by the IRS as "passive" income, notwithstanding the general rule that income derived by an Investor is passive in nature. As a result, it is expected that an Investor will not be able to use passive losses from other sources to offset Company interest payments.

Federal and state tax laws are changing continuously as a result of new legislation, new regulations, and new administrative and judicial pronouncements. These changes may affect the Company and its Investors. All tax matters affecting the Company and, through it, its Investors, are and will be subject to such change. Potential Investors should discuss the particular tax implications for them of any investment in the Company with their tax advisors. See "TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES."

THE FOREGOING LIST OF RISK FACTORS AND POTENTIAL CONFLICTS OF INTEREST REPRESENT A COMPLETE EXPLANATION OF THE MATERIAL RISKS AND OTHER FACTORS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THIS OFFERING STATEMENT IN ITS ENTIRETY BEFORE DECIDING TO INVEST IN THE COMPANY.

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DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Notes offered under this offering.

If the maximum amount of Notes are sold under this Offering, the purchasers under this Offering will own 100% of the Notes outstanding.

If the minimum amount of Notes are sold under this Offering, the purchasers under this Offering will own 100% of the Notes outstanding.

The Manager believes that if the maximum amount of the Notes are sold under this Offering, the price per Note value will be $25,000 per Note for a total of $5,000,000.

The Manager believes that if the minimum amount of the Notes are sold under this Offering, the price per Note value will be $25,000 per Note for a total of $25,000.

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering.

The Notes are self-underwritten and are being offered and sold by PFG Fund III on a "best efforts" basis. No compensation will be paid to PFG Fund III, PFG Fund III' Manager, or any affiliated company or party with respect to the sale of the Notes. This means that no compensation will be paid with respect to the sale of the Notes to Kevin Amolsch or his companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither PFG Fund III, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

PFG Fund III plans to primarily use Pine Financial Group, Inc.'s and Kevin Amolsch's current network of real estate investors of which he already has a pre-existing relationship to solicit investments. PFG Fund III, subject to Rule 256 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. PFG Fund III plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website. The Company website has not yet been developed and may never be.

Please note that PFG Fund III will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is not yet developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 256 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available. The screens within the PFG Fund III website will be PFG Fund III project specific, including the "Home," "How PFG Fund III Works," "Invest," "Blog," and "FAQ" pages. The policies, management, and contact sections will also be PFG Fund III specific.

Prior to the acceptance of any investment dollars or Subscription Agreements, PFG Fund III will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $5,000,000.

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The Offering Period will commence upon the Offering Statement being declared qualified.

PFG Fund III is a statutory underwriter and will be required to comply with all obligations imposed on statutory underwriters under the 33 Act. No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor's annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Quarterly, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

USE OF PROCEEDS

The net proceeds to us from the sale of up to $5,000,000 in Notes offered will vary depending upon the total number of Notes sold. Our Manager has agreed to bear the costs associated with this Offering and therefore, those costs are not reflected in this Use of Proceeds table. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Notes. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	Minimum	10%	25%	50%	75%	100%
Gross Proceeds	$25,000	$500,000	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Offering Expenses[1]	$-	$-	$-	$-	$-	$-
Selling Commissions & Fees[2]	$-	$-	$-	$-	$-	$-
Net Proceeds	$25,000	$500,000	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Funding Real Estate Loans/Lending Activities[3]	$23,500	$485,000	$1,220,000	$2,465,000	$3,701,250	$4,966,250
Working Capital[4]	$500	$10,000	$25,000	$25,000	$33,750	$33,750
Legal and Accounting	$1,000	$5,000	$5,000	$10,000	$15,000	$15,000
Total Use of Proceeds	$25,000	$500,000	$1,250,000	$2,500,000	$3,750,000	$5,015,000

_______________

(1)

These costs assume the costs related with completing this Form 1-A as well as those costs related to the services our legal costs ($12,500). To date, our Manager's contributions have been used to purchase the LLC Interests of the Company. It is the intent of Manager to provide for these offering expenses in exchange for LLC Interests in the Company.

(2)

The Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3)	We plan to lend to real estate entrepreneurs with the proceeds from this Offering.

(4)	Costs for accounting and legal fees for the next 12 months.

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The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

As of December 31, 2015, the Manager has paid for all of the expenses on behalf of the Company and the balance will be paid by the Manager regardless of the number of Notes sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our Manager will not receive any compensation for their efforts in selling our Notes.

We will pay the offering expenses regardless of the amount of Notes we sell. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION" and the Financial Statements and Notes thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended December 31, 2015 are derived from our audited financial statements.

At December 31, 2015

TOTAL ASSETS	$5,000

LIABILITIES AND MEMBERS' EQUITY

LIABILITIES

Current Liabilities	-

TOTAL LIABILITIES	-

TOTAL MEMBERS' EQUITY	5,000

TOTAL LIABILITIES AND MEMBERS' EQUITY	$5,000

Inception (August 2013) to December 31, 2015

Revenues	$0

Expenses	$0

Net Income (Loss)	$0

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an "emerging growth company" or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

OVERVIEW

PFG Fund III, LLC is an emerging growth company which was formed on August 13, 2013. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues in two ways: from quick turnaround assets and long term hold investments.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority Member of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Results of Operations

We generated no revenues for the period ended December 31, 2015. We do not have any current activities. We have not generated any losses.

Assets

We currently have no assets other than $5,000 in cash.

Liabilities

We currently have no liabilities.

Liquidity and Capital Resources

As of December 31, 2015, the Company had $5,000 in cash and total liabilities of $0. As of December 31, 2015, the Company has incurred total expenses since inception (August 13, 2013) of $10,500. The Company hopes to raise $5,000,000 in this Offering. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of loaning proceeds to real estate entrepreneurs. Operations will not commence until the Company has enough capital to loan proceeds to real estate entrepreneurs within the confines of this Offering. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

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Related Party Transactions

Since our formation, we have raised capital from a Principal of our Manager, Kevin Amolsch. The Manager has provided $5,000 in cash for Company expenses. In exchange, the Manager received 100% of the LLC Interests.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Employees

We are an early stage, emerging growth company and currently have no salaried or waged employees. The management company, Pine Financial Group, Inc has three full time employees, three independent contractors and two offices. Our sole officers and director currently serve the Company for no compensation.

Our Manager is spending the time allocated to our business in handling the general business affairs of our Company such as accounting issues, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching investment opportunities. Upon effectiveness and successful raise, the principals of the Manager will devote additional working hours to PFG III.

INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager without a vote by Members or, in the case of this Offering, Noteholders.

We will seek out real estate entrepreneurs (borrowers) that are in need of capital for the real estate projects. We will lend Company capital to borrowers. Such borrowing will be evidence by a note and deed of trust or mortgage secured by real property.

We intend to evaluate each lending opportunity/investment in the following manner:

1.	Obtain current information on the owner/borrower of the property.
2.	Determine if the underlying property is in need of rehab and if so, to what extent.
3.	Evaluate the legal climate in the state which the property is located.

Further, potential investors should be advised:

a)	We do not intend issue senior securities at some time in the future.
b)	We do not intend to borrow any capital outside of this Offering.
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We do not intend to engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
g)	We do not intend to offer our securities in exchange for property.
h)	We do not intend to acquire other securities of other funds.
i)

We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

We will update our Investors via 1-Us within a few business days, 1-SAs semi-annually, and other Member reports if there are any changes in our investment policy or our borrowing policies.

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POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. In the event that we foreclose on a property, which we hope to be rare, we may encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 80% of the value of the property. The purpose of such financing would be for rehabilitation of the underlying property and for other sales costs so that we may successfully and profitably dispose of a property.

Conflicts of Interest

There are currently no conflicts of interest between the Company, our Manager, our Manager's Principals, or affiliates.

The Company will maintain the following policies to avoid certain conflicts of interest:

i)	Our Manager and affiliates do not own or have an interest in properties that the Company will lend. .

ii)	No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

iii)

No affiliate of the Company acts (a) as an underwriter for the Offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter's due diligence inquiries under the Securities Act.

iv)	The compensation plan for the Manager currently does not create a conflict between the interests of the Manager and that of the Company.

v)

So long as capital is available and the potential lending opportunity presented fits the lending criteria of the Company, it is expected that the Manager will elect to provide the opportunity to the Company as opposed to other, related entities as those related entities are no longer raising funds.

Kevin Amolsch, is the sole principal (the "Principal") of the Pine Financial Group, Inc ("Manager.") of the Company and, as such, he may have a conflict of interest between his responsibility to manage the business to business loans of the Company for the benefit of the Investors and providing himself with a return on his investment in the Company. Pine Financial Group, Inc. is the manager to two other hard money funds. The first one is Pine Investments, LLC, a 505 Reg. D offering. Pine Investments, LLC ("Pine Investments") makes the type of loans contemplated by PFG Fund III in connection with this Offering. Pine Investments makes loans in both Colorado and Minnesota. The securities offered through Pine Investments are equity securities, with all profits payable to the members. Pine Financial Group, Inc. does not currently take a management fee in connection with its management duties with Pine Investments. The other fund managed by Pine Financial is PFG Fund II, LLC. It makes loans similar to Pine Investments. Pine Financial Group is paid an annual management fee equal to 2% of the total funds invested under management. All remaining profits are paid to the fund investors.

Below is a table detailing historic information for both Pine Investments, LLC and PFG Fund II, LLC:

	Date Formed	Number of Loans Funded	Total Amount of Loans Funded	Total number of Defaults	Total Amount of Defaults	Total # of Loans still outstanding	Current balance
Pine Investments, LLC	10/10/2009	140	$34,655,700	4	$539,700	27	$10,320,760
PFG Fund II, LLC	9/1/2011	75	$24,392,600	1	$94,500	43	$17,840,522

If Pine Investments, LLC or PFG Fund II, LLC is not in a position to fund a loan, Pine Financial Group, Inc will broker and service a note to a small group of individual investors. Below is a table detailing the historic information for loan originated and serviced by Pine Financial Group, Inc that was not funded by either Pine Investments, LLC or PFG Fund II, LLC:

	Date of First Loan Funding	Number of Loans Funded	Total Amount of Loans Funded	Total number of Defaults	Total Amount of Defaults
Individual Loans	11/7/2008	519	$83,177,250.00	8	$1,295,900.00

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Pine Financial Group, Inc has charged the borrower origination fees on each loan it has originated. Pine Financial has also charged a servicing fee to both individual investors and to each of the funds it manages and has charged PFG Fund II, LLC a management fee. Below is a chart of these income-producing activities for the year 2013:

Loan Origination Fees (charged to borrowers)	$1,152,350.00
Loan Servicing Fees	$274,617.00
Fund Management Fees	$77,265.00

In addition to the foregoing entities, Pine Financial is also the manager of a single purpose LLC, which is currently developing a 80-acre mixed used property in Brighton, Colorado. We will not be raising any additional money for that project. Kevin Amolsch and his wife Stephanie Amolsch are equal owners of an LLC through which rental properties are held. That LLC, Advantage Homes, LLC, currently owns or controls 20 properties totaling 49 rental units.

DESCRIPTION OF BUSINESS

Background Overview

PFG Fund III, LLC was formed in the State of Colorado in August of 2013. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company was formed to engage in the business of providing short-term secured real estate lending in Colorado and as the Company's operations expand, loans may be made on properties located in other states as the market evolves, ("Hard Money Lending") to real estate investors. Through our affiliation with Pine Financial Group, Inc. ("Pine Financial"), we will have access to a large database of potential borrowers, which currently stands at approximately 4,000 in Colorado, and plan to make short-term secured rehab loans ("Hard Money Loans" or "Loans") to these potential borrowers and other borrowers. This database was compiled by collecting email addresses from people that have shown interest in our loan or in fixing and flipping houses. These email addresses have come from offline networking events, online networking forums, and our website. Most of these prospects have not yet been qualified to borrow from us. They are simply people in the areas in which we lend that have shown interest.

Our loans will have maturity dates of nine months to two years from the origination date. We do not charge prepayment penalties and it is not uncommon for our borrowers to pay off the loan prior to maturity. The note rate is 15% annual, with interest only payments due monthly. If we do not get a monthly payment by the end of the fifth day of the month it is due, there is a late fee charged in the amount of 10% of the payment amount. If there is a payment default, the borrower will receive a demand letter stating: (a) that there is a default, (b) the amount needed to cure the default which will be the payment plus the late fee, (c) the date which the default must be cured which is 5 days from the receipt of the demand letter, and (d) that failure to cure the default will result in acceleration of the full loan amount. We do not currently have maximum or minimum loan amounts or total amounts that we will loan to one borrower.

The Company will be managed by Pine Financial through its sole principal Kevin Amolsch. Pine Financial is an established lender based in the Denver area with a proven track record. To date Pine Financial has originated 734 loans worth $142,225,550.00. Out of these loans, Pine Financial has had 13 loans, totaling $1,930,100.00, which resulted in foreclosure or deed in lieu of foreclosure. We have sold 100% of the properties we repossessed and it is the Company's intent to sell all future properties repossessed either through the foreclosure processes or deed in lieu of foreclosure. This is the fourth offering and the third real estate lending fund that Pine Financial has formed and managed.

Pine Financial's ability to evaluate potential loan candidates and underlying assets stems from Kevin Amolsch's (Pine Financial's principal) experience in Colorado. Mr. Amolsch started analyzing private money loans while working at Lassiter Mortgage before starting Pine Financial Group, Inc in 2008. As the founder and owner of Pine Financial Group, Inc, Mr. Amolsch was responsible for reviewing every loan that was considered and approved by Pine Financial. Of those, 516 loans worth $101,123,865 have been in Colorado. Under Mr. Amolsch's leadership, Pine Financial has only taken 11 properties, out of the 677 loans originated, back through foreclosure or deed in lieu of foreclosure for a default rate of 1.62%. Of the 11 defaults resulting in repossession, 3 have been foreclosure and 8 have been deed in lieu. The deed in lieu takes about 7 days to complete at a cost of $150 to $200. The foreclosure process takes between 5 and 6 months in Colorado and will cost the company between $3,500 and $4,000. (The last invoice received for a full foreclosure was dated February 14, 2014 from Robert Simpson for $3,913.20 in El Paso County and is provided as an exhibit.) Pine Financial will handle all aspects of the repossession and liquidation process for all defaults.

In the next 12 months, the Company will fund Hard Money Loans as funds from this Offering readily become available. As the Company awaits for funds to be raised pursuant to this Offering, it will identify and evaluate Loans for funding. Proceeds from the offering will satisfy cash requirements for the next 12 months since Company's business does not require high overhead expenses.

The Company may do everything necessary and suitable for the accomplishment of the primary purpose or any other purpose, which we may accomplish, which shall, at any time, appear conducive to, or expedient for, the protection or benefit of the Company.

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Company Objective

PFG Fund III, LLC was formed to offer passive investment opportunities to qualified investors. We will focus on providing a very specialized loan to a small group of borrowers. The Company's primary objectives are:

•	Generate significant profits by lending to rehab investors with short-term loans at high interest rates in Colorado and other states as the Company expands.
•	To become the most reliable and well-known rehab lender in Colorado and other states as it scales.
•	Realize profits and a high rate of return for investors from day one.

Mission Statement

To provide a high-yield and secure investment while supporting the community through property rehabilitation.

Investment Criteria

Our typical Loan will be made to a real estate investor intending to buy and repair a single family home. Occasionally we will finance small, established builders with new construction projects. These are typically financially stable borrowers with years of building experience. Our borrowers will typically have good credit, income to support the loan, and liquid reserves in case something goes wrong. We loan the purchase and repairs, but never loan more than 70% of the property's after repaired value (ARV). After repaired value is determined by an independent third party appraiser. Our interest rates are high because we believe there is a high demand for rehab loans. Our loan guidelines are as follows:

•	Up to 70% of the after repaired value
•	Up to 100% of purchase and repairs
•	Residential detached 1-4 family homes (*exceptions apply)
•	Borrower must have a 680 credit score (**exceptions apply)
•	Borrower must have 6 months of payment reserves in a liquid account
•	Borrower must document income
•	Full appraisal required on every deal (***exceptions apply)
•	Repair money is held in escrow and released in draws as the work is completed
•	Borrower must have experience or be working with someone with experience

*In a very rare case we will make loans on other types of real estate. Currently we do not favor condos or townhomes but may consider these in the future. We also do not generally lend on land or commercial buildings but will consider with enough collateral to secure our position.

** There are exceptions to our minimum credit requirement if the borrower has compensating factors. Examples of these factors include a high amount of liquid reserves or lower loan to value levels. These exceptions are made on a case-by-case basis by management.

*** There is an exception to our appraisal requirement. We will not require a full appraisal if we are at or below 50% of the property's value based on our opinion of recently sold comparables.

We only loan in a senior lien position. Any liens, with the exception of Government or Homeowners Associations liens, placed on a property that we have a loan on will be subordinate to us. There will not be construction or any other type of loans in additional to our loans that would take a priority position. We require a lender title policy on every deal we do that insures our senior lien position.

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Market Discussion

The Industry

There is a high demand for private money rehab loans because it is the only type of financing available for many real estate investors. A rehab loan is a loan used to purchase a distressed property and make repairs. This is true for 2 primary reasons:

(a)    High Leverage - Private money lenders are more concerned with the deal than the amount of down payment. Conventional lenders will typically require a 20% or more down payment from the real estate investor. Some private lenders will approve loans with no down payment at all.

(b)   No Income - Because these are short term loans private lenders are less concerned with a debt to income ratio and more concerned with a sold strategy to pay back a loan. Conventional lenders and banks have strict debt to income ratio requirements which range from 36% to 45%. A debt to income ratio is calculated by taking the total monthly debt coverage divided by the borrower's income. Some real estate investors do not show a consistent income and therefore cannot borrower conventional money.

A typical hard money borrower is a small real estate developer that is either fixing and flipping houses or building new residential real estate. We see typical hard money borrowers stick to one to four family residential properties. Typical hard money borrowers can be anything from extremely qualified with great credit, income and assets to very little income, assets and bad credit. Small real estate investors borrow from hard money lenders because of the high leverage lending, the ability to close quickly, the flexibility with the underwriting as discussed in the investment criteria section above or a combination of the three.

Default rates with hard money loans and hard money lenders vary. To date, loans originated by Pine Financial Group, Inc have defaulted 1.77% of the time. Traditional loan defaults also vary. According to the FHA Single Family Outlook Report dated January 2013 the default rate in January 2014 for FHA loans was 9.5%. According to Fannie Mae's 2013 Credit Supplement Report dated February 21, 2014, the cumulative defaults (serious delinquent) for single family loans is 2.38%. This is the most recent information from Fannie Mae and FHA that is available.

Real estate investors are very active right now with the number of fundamentally strong deals that are available today. See below for more detail. We are seeing investors incorporating both buy-and-flip (buying a house to resell) and buy-and-hold (buying a house to keep as an investment and rent to a tenant) strategies when acquiring properties. Although our loan terms do not vary, our loans would work for either strategy.

The Markets: Colorado and other markets

There are several solid reasons we believe Colorado is a great place to be lending money. Colorado is one of very few markets that had minimal impact to the recent housing bubble because Colorado does not seem to experience the booms and busts other areas have seen. According to Zillow, since January 2007 there has been a $37,000 difference in median home values in Colorado ($213,000 to $250,000) while the average United States median home value has varied $65,000 ($154,000 to $219,000) over the same time period. Some markets have seen extreme variation since 2007 including Colorado with a $168,000 median variation since 2007 ($125,000 to $293,000). The officers of Pine Financial Group have been investing and doing business in Colorado for the last 13 years.

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Although the inventory is tight, there are several good areas where there is a significant spread between wholesale (foreclosures/short sales) and retail (nice rehabbed homes) prices. Based on research done by Your Castle Real Estate, a Denver area real estate company, over the last 24 months, the average fix and flip margin has increased from roughly $80,000.00 to roughly $102,000.00. As of the end of Q3 2013 the average margin was $104,788 which may indicate this upward trend will continue. The margin is based on properties that were purchased and sold within 12 months and only includes what the investor paid for the house and what they sold it for (no other operating or construction costs is included in this data). According to Your Castle data we are also seeing an upward trend in the number of fix and flips completed per quarter. The overall average is 335 deals a quarter while the average over the last 24 months has increased to 420 deals per quarter in the Denver Metro area. We are also starting to see an increase in the size of deals successful investors are doing. Our average loan size over the life of Pine Financial Group, Inc is $185,800.00 and in the last 12 months this has increased to $296,000.00. It is the Company's intention to loan in Colorado and as the Company's operations expand, loans may be made on properties located in other states as the market evolves. The data provided by Your Castle Real Estate was compiled using data from the multiple listing service (MLS), that real estate professionals with a paid subscription has access to. MLS data is collected by all real estate agents and Realtors who input the statistics from their transactions. Your Castle employees sift through this data to compile statistics that it provides to its clients and agents.

Sales and Marketing Approach

All loans will be originated, serviced, and underwritten on behalf of PFG Fund III, LLC by Pine Financial. Pine Financial plans on running pay-per-click advertising campaigns through Google and Facebook as one of its principal marketing strategies. These advertisements will drive potential borrowers to our websites where they have the potential of entering our sales funnel with the potential of becoming clients. Pine Financial will also post online classified advertisements each week as well as leverage its memberships in various area investment clubs where we plan on passing out flyers to potential borrowers and will seek exposure to potential clients via the groups' websites. Finally, Pine Financial will host a variety of educational events including monthly networking meetings as well as Hard Money Lending and other educational classes. If needed we can expand the marketing with additional speaking engagements, classes and a direct mail campaign.

Pine Financial has a commission-based sales force in Colorado and Minnesota. Having a sales team allows us to attend multiple networking groups and provide a high level of service to our clients. Because of its positive reputation, Pine Financial has generated the majority of its business from repeat clients and new referrals and is often asked to speak to groups about its loans and contributions to the real estate investment community.

Loan Process

PFG Fund III will act as a private wholesale mortgage company lending money to the borrowers through a retail channel of mortgage brokers. The primary broker will be Pine Financial, the managing member of PFG Fund III. We will be flexible and open up lending opportunities through other brokers as we see fit. All loans originated will be underwritten pursuant to the same guidelines and Pine Financial will personally interview all potential borrowers. All fees paid to mortgage brokers will be paid by the borrower and PFG Fund III will have no commission expenses. In addition, no fees will be payable to Pine Financial Group if PFG Fund III elects to purchase previously originated loans or utilize its services.

Because PFG Fund III will act as a private lender, it will not be held to the same lending standards institutional lenders are held to. A typical institutional lender will follow Fannie Mae and/or Freddie Mac underwriting guidelines. Hard money lenders are all privately funded companies making loans to non-owner occupied borrowers. There are no standard underwriting guidelines for hard money lenders, except that most hard money lenders, as a practical matter, only loan to non-owner occupied borrowers and most adhere to a 70% or less loan to value ratio. Please see the table below under the competition section to see what other hard money lenders are doing in Colorado. Many hard money lenders do not even pull credit reports or document assets or income of the potential borrower.

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Competition

The Company faces competition from typically two sources: (a) institutional lenders (such as banks or credit unions) and (b) other private investors. Regarding institutional lenders, the current borrowing climate involving institutional lenders is highly restrictive. According to the Fannie Mae frequently asked questions page and the underwriting guideline Eligibility Matrix taking effect January 1, 2014, some of the restrictive guidelines to real estate investors include: (these guidelines are based on a single family purchase, 30 year fixed rate loan)

•	85% loan to value
•	They will not loan any cost of construction
•	680 credit score (mid score of all three credit bureaus)
•	6 months of Principal, Interest, Taxes, and Insurance in liquid reserves
•	Maximum loan of $417,000
•	No foreclosures in the last 7 years
•	No bankruptcies in the last 4 years
•	Property cannot be titled in the name of an LLC, Corporation or Trust

This is just a sample of the restrictive guidelines. The Fannie Mae Selling Guide (commonly known as the underwriting manual), is 1,310 pages of guidelines. According to the clients we have interviewed, conventional lenders and banks are currently difficult and fickle to work with regardless of the investor's creditworthiness or collateralizing assets. The Company was specifically created to fill the void created by the strict conventional environment.

Below is a chart comparing the terms of our Loans with those of what we perceive as our principal competitors in the Colorado market. These are all considered non-traditional or private money lenders. This data comes from interviews with the lenders or, where possible, directly from their websites.

Company	LTV	LTC	Points	Rate	Term (months)	Frequent Borrower Discounts
PFG Fund III, LLC	70%	100%	4	15.0%	9	yes
Merchants Mortgage	NA	80%	2.25	10.0%	12	no
CML Lending	70%	100%	4	13.5%	12	no
McClain Financial	70%	100% of purchase 70% of repairs	5	16.9%	6	no
Investor's Choice Funding	70%	100%	4	15%	9	yes
Momentum Funding	70%	100%	4	13.50%	4	no

•	LTV means loan to value (appraised value).
•	LTC means loan to cost to include both purchase price and repairs.
•	Points are the upfront fees required by the borrower.
•	Rate means the annual rate.
•	Term means the amount of time before a loan must be repaid.
•	Frequent Borrower Discounts refers to discounts offered by a lender to frequent borrowers to generate repeat business.

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We believe that our biggest competitive advantage will be our network and reputation already established by Pine Financial. Our Manager has an extremely positive reputation for getting deals done. We understand that building relationships with successful real estate investors is the key to a thriving business. Business is more efficient with repeat customers. Pine Financial will be happy to offer a discount for repeat business, which is rare for this business. For this reason we have built very strong relationships with some of the best and most successful real estate investors in the markets we cover. Our Colorado competitors are all local. Often times they work through a broker network which slows the process and adds costs to the borrower.

Employees

We are an emerging growth company currently being developed and currently have no salaried or waged employees. The management company, Pine Financial Group, Inc has three full time employees, three independent contractors and two offices. Our sole officers and director currently serve the Company for no compensation.

Intellectual Property

The Company's operations do not depend upon patents or copyrights. Certain information about the way the Company does business is considered by the Company to be unique and proprietary, including knowledge related to the marketing, origination and servicing of our Hard Money Loans. The Company intends to require its future key employees or consultants to sign non-disclosure or non-competition agreements with restrictions on divulging the Company's confidential information. The Company is not a party to any license agreement, nor does the nature of its business require expenditure of funds for research and development.

Regulation

Extensive federal, state and local regulations cover the Company's business, including regulations that cover the acquisition, management and sale of real estate.

Legal Proceedings

There is no past, pending or threatened litigation which has had or may have a material effect upon the Company's business, financial condition or operation.

We currently do not have any Notes. We do not lease or own any real property. We do not pay rent for our corporate headquarters which is owned by our Manager because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient until we start generating revenues and need to hire employees.

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following discussion is a summary of the federal income tax considerations material to an investment in the Notes. This summary is based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this Offering.

Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of our Noteholders. The federal and state income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a Noteholder's particular circumstances. Further, no representations are made in this Offering as to local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens or residents of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a U.S. citizen or resident are cautioned to consult their own personal tax advisors before investing in the Notes.

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Investors should note that we do not intend to request a private letter ruling from the Internal Revenue Service with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to Noteholders and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Treasury Regulations, judicial decisions or administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

Each prospective investor is urged to consult with the investor's personal tax advisor with respect to his or her personal federal, state and local income tax considerations arising from a purchase of our Notes. Investors should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.

We will furnish to each Noteholders and any assignee of Notes on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the Internal Revenue Service and that the Commissioner of the Internal Revenue Service has announced that the Internal Revenue Service will devote greater attention to the proper application of the tax laws to companies.

Neither our Manager, its officers, directors, nor its affiliates are providing tax advice to prospective investors, and the Manager recommends Noteholders consult with their tax advisors with respect to the impact of any relevant legislation on Noteholders' investments and the status of legislative, administrative, judicial or regulatory developments and proposals and their potential effect on an investment in the Company.

Interest Income on the Notes

Subject to the discussion below applicable to "non-U.S. holders," interest paid on the Notes will generally be taxable to you as ordinary income as the income is paid if you are a cash method taxpayer or as the income accrues if you are an accrual method taxpayer.

However, a note with a term of one year, which we refer to in this discussion as a "short-term note," will be treated as having been issued with original issue discount or "OID" for tax purposes equal to the total payments on the note over its issue price. If you are a cash method holder of a short-term note you are not required to include this OID as income currently unless you elect to do so. Cash method holders who make that election and accrual method holders of short-term Notes are generally required to recognize the OID in income currently as it accrues on a straight-line basis unless the holder elects to accrue the OID under a constant yield method. Under a constant yield method, you generally would be required to include in income increasingly greater amounts of OID in successive accrual periods.

Cash method holders of short-term Notes who do not include OID in income currently will generally be taxed on stated interest at the time it is received and will treat any gain realized on the disposition of a short-term note as ordinary income to the extent of the accrued OID generally reduced by any prior payments of interest. In addition, these cash method holders will be required to defer deductions for certain interest paid on indebtedness related to purchasing or carrying the short-term Notes until the OID is included in the holder's income.

There are also some situations in which a cash basis holder of a note having a term of more than one year may have taxable interest income with respect to a note before any cash payment is received with respect to the note. If you report income on the cash method and you hold a note with a term longer than one year that pays interest only at maturity, you generally will be required to include OID accrued during the original term as ordinary gross income as the OID accrues. OID accrues under a constant yield method, as described above.

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Treatment of Dispositions of Notes

Upon the sale, exchange, retirement or other taxable disposition of a note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and your adjusted tax basis in the note. Your adjusted tax basis of a note generally will equal your original cost for the note, increased by any accrued but unpaid interest (including OID) you previously included in income with respect to the note and reduced by any principal payments you previously received with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in your income. This capital gain or loss will be short-term or long-term capital gain or loss, depending on whether the note had been held for more than one year or for one year or less.

Non-U.S. Holders

Generally, if you are a nonresident alien individual or a non-U.S. corporation and do not hold the note in connection with a United States trade or business, interest paid and OID accrued on the Notes will be treated as "portfolio interest" and therefore will be exempt from a 30% United States withholding tax. In that case, you will be entitled to receive interest payments on the Notes free of United States federal income tax provided that you periodically provide a statement on applicable IRS forms certifying under penalty of perjury that you are not a United States person and provide your name and address. In addition, in that case you will not be subject to United States federal income tax on gain from the disposition of a note unless you are an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met. Interest paid and accrued OID paid to a non-U.S. person are not subject to withholding if they are effectively connected with a United States trade or business conducted by that person and we are provided a properly executed IRS Form W-8ECI. They will, however, generally be subject to the regular United States income tax. If you are a non-U.S. corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business also may be subject to a "branch profits tax" at a 30% rate, although an applicable income tax treaty may provide for lower rate.

Reporting and Backup Withholding

We will report annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements any information that may be required with respect to interest or OID on the Notes.

Under certain circumstances, as a holder of a note, you may be subject to "backup withholding" at a 28% rate. Backup withholding may apply to you if you are a United States person and, among other circumstances, you fail to furnish on IRS Form W-9 or a substitute Form W-9 your Social Security number or other taxpayer identification number to us. Backup withholding may apply, under certain circumstances, if you are a non-United States person and fail to provide us with the statement necessary to establish an exemption from federal income and withholding tax on interest on the note. Backup withholding, however, does not apply to payments on a note made to certain exempt recipients, such as tax-exempt organizations, and to certain non-United States persons. Backup withholding is not an additional tax and may be refunded or credited against your United States federal income tax liability, provided that you furnish certain required information.

This federal tax discussion is included for general information only and may not be applicable depending upon your particular situation. You are urged to consult your own tax advisor with respect to the specific tax consequences to you of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Legislation Involving Payments to Certain Foreign Entities

We are required to deduct and withhold a tax equal to 30% of any payments made on our Notes to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign institution or entity is acting as an intermediary), and any person having the control, receipt, custody, disposal, or payment of any gross proceeds of sale or other disposition of our Notes is required to deduct and withhold a tax equal to 30% of any such proceeds, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. You are encouraged to consult with your own tax advisors regarding the possible implications of these requirements on an investment in the Notes.

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SUMMARY OF NOTES

General

This Offering Statement relates to the offer and sale of up to $5,000,000 in principal amount of unsecured, non-convertible, fixed-rate promissory notes (the "Notes") of PFG Fund III, LLC, a Colorado limited liability company (the Company).

The Notes are non-negotiable and will be issued in the minimum amount of $25,000 and in any amount greater than $25,000. The Notes will be offered with minimum 60-month terms from the date of issue, with a fixed interest rate of 8%. Although not a term of the Notes, Investor may request early redemption of its Note at any time by giving the Company at least 90 days prior written notice. The Company, subject to available funds, may return the funds to the Investor upon expiration of the 90-day notice period subject to a penalty of 1.5% of the principal amount being returned. After 48 months, an Investor may request redemption of its Note with 90 days notice without penalty subject to availability of cash on hand. The Company cash position and the availability of cash to return to investors is based on monies that are currently in a liquid account. The Company's business is to make loans which are not liquid assets. If the Company's money is in loans and there is not enough funds in a liquid account, the Company would need to wait until the funds became available either from interest it collects on loans or one or more of its loans paying off in full. If the Company does not have available funds to honor Investor's redemption request upon expiration of the 90-day period, the Company will honor the redemption request and return the Investor's funds as soon as cash becomes available to the Company.

Upon the request for redemption, the Company will begin holding cash from disposed loans immediately after such a request is received. The Company will deposit the principal balance, plus any owed accrued interest, from disposed loans into a liquid account such as a separate money market or checking account in the name of the Company until such time the Company has sufficient funds to redeem individual Notes. At the time of a balance to pay an individual Note with accrued interest, the Company will release funds to the Noteholder and the Note shall be considered redeemed. The Company does not intend to make partial redemptions. Notes will be redeemed on a "first come, first serve" basis. The Company will maintain a record of communication from Noteholders regarding redemption requests. Redemption requests from Noteholders must be in writing by email or U.S. Mail. The Company will acknowledge receipt of such a request.

The Notes will be offered on an ongoing and continuous basis directly by the Company, with no minimum amount to be sold, and will be subordinated to all other debt of the Company.

Interest Payments

Interest is payable monthly. Interest payments shall be calculated and due as of the end of each month, prorated for any partial month, with payments payable by the 5th of the succeeding month. The Company is entitled to treat the registered holder shown on its records as the owner of the Note for all purposes. Ownership of a Note may be registered in the name of any two or more named persons as joint tenants with right of survivorship, as tenants in common or as tenants by the entireties, and payment of principal and interest on any Notes so registered will be made to the person or persons entitled to receive such payment as their interests may appear.

SINCE WE HAVE NO OPERATING HISTORY, NO PROPERTIES, NO SIGNIFICANT ASSETS AND NO CURRENT SOURCES OF FINANCING, WE MAY NOT BE ABLE TO IMPLEMENT OUR PLAN OF OPERATION AND MAY NOT BE ABLE GENERATE INCOME IN TIME TO MEET THE INTEREST PAYMENT REQUIREMENTS UNDER THE NOTES.

How to Purchase Notes

The Company will sell the Notes directly, without an underwriter or selling agent. The Notes will be sold by the Company's Manager, Kevin Amolsch, who, under Rule 3a4-1(a) of the Exchange Act, is deemed not to be a broker. In accordance with the provisions of Rule 3a4-1(a), Mr. Amolsch will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that they will comply with certain specified limitations when responding to inquiries from potential purchasers. To purchase a Note, investors should contact:

Kevin Amolsch (Manager of the Company)

PFG Fund III, LLC

10200 W 44th Ave Suite 220 Wheat Ridge, CO 80033

Telephone No.: (303) 835-4445

Email: kevin@pinefinancialgroup.com

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Payment At Maturity

The Notes will have a 60 month term. The Notes will have a right of redemption granted to the holder of the Notes after the first 24-months with at least 90 days written notice and subject to availability of cash on hand.

Payments on the Notes at maturity will be made from funds from operations and not from proceeds from this Offering. Where funds from operations are inadequate to satisfy payments on Notes at maturity, the Company may sell properties it owns to satisfy such payments, which may reduce the income generated by the Company and affect the Company's ability to meet its payment obligations on the Notes of the remaining investors.

Redemption

The Company has the right, at its option, to call any of the Notes for redemption before maturity in whole or in part, at any time or from time to time. If a Note is redeemed before maturity, the holder will be paid an amount equal to the face value of the Note plus any accrued interest through the date of redemption. The Company may redeem the Notes in part, in which event the holder receives payment of a portion of the face value of the Note as well as accrued interest on the redeemed portion through the date of partial redemption. In the event of a partial redemption, the partial redemption applies to all Note holders regardless of the interest rate on their Notes. The Company will give the holder not less than 30 days prior written notice by First Class mail or email (to the last known physical or email address of the Noteholder appearing on the Company's records) of each redemption, specifying the principal amount of the Notes to be redeemed and the redemption date. The principal amount of the Note specified in the notice, together with interest accrued and unpaid thereon to the date of redemption plus the applicable prepayment premium, is due and payable on the redemption date.

The notice of redemption to be given by the Company to the affected Note holders will contain detailed redemption instructions. Included in such notice will be delivery procedures and instructions for delivery of the Notes to the Company, the effective date of the redemption and related matters. Any interest due in connection with the redemption will be accrued through the date of the redemption. Upon delivery to the Company of the Note to be redeemed, together with related documentation, a check in the appropriate amount will promptly be forwarded to the holder of the redeemed Note.

Repayment Upon Death

There is no right to have Notes redeemed upon the death of a certificate holder. All rights of the holder will be transferred to the holder's estate and will inure to the benefit of the holder's heirs.

Additional Issuances

The Company's Articles of Organization and Operating Agreement do not restrict the Company from issuing additional securities or incurring additional debt including senior debt or other secured or unsecured obligations, the withdrawal of cash deposited against such issuances, or the release or substitution of assets securing such issues.

Modification of Note Terms

The terms of the Notes may not be modified without written consent of all holders of the Notes.

Dividend Policy

There are no provisions in the Company's Articles of Organization or Operating Agreement restricting the payment of dividends. Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Financial Information Provided to Investors

In addition to the financial information provided in this Offering Statement, the Company will provide a copy of its Financial Statements to all holders of Notes within 60 days after the end of each fiscal year.

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LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Name of Beneficial Owner	Membership Interests	Percent Before Offering	Percent After Offering

Pine Financial Group, Inc.	100%	100%	100%
TOTAL	100%	100%	100%

"Beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., thepower to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days from the date of this Offering.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows:

Name	Age	Title

Kevin Amolsch	38	President, Treasurer, and CEO of Pine Financial Group, Inc.

Duties, Responsibilities and Experience

The following individuals are the decision makers of Pine Financial Group, Inc. which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

The principals of the Manager are as follows:

Pine Financial Group, Inc., Managing Member

Kevin Amolsch, Age 35, Sole Principal and Owner of Pine Financial Group, Inc., Manager

Kevin Amolsch formed Pine Financial Group, Inc. in October 2008 after leaving Lassiter Mortgage as the senior loan officer for residential lending. With Lassiter Mortgage, a small mortgage brokerage consisting of the owner and Mr. Amolsch who served as a sub-contractor originating mortgage loans. While there, Mr. Amolsch was able to help raise private money to fund hard money loans as well as brokering traditional mortgages in Colorado. During his last 6 months there, Mr. Amolsch originated every residential loan that came through Lassiter, whether hard money or conventional, while the owner focused on commercial loans and her side business. Although the owner reviewed every file Mr. Amolsch initiated and was the underwriter on each hard money file, it was Mr. Amolsch who made the principal decisions on which loans to fund and which ones to turn down and presented the deals to our individual investors for funding on the hard money loans. Mr. Amolsch was also instrumental in structuring the loan servicing side of the business and created the system for collecting and sending payments and for handling defaults.

As the principal of Pine Financial, Mr. Amolsch has final approval on every loan initiated through its business. Mr. Amolsch started Pine Financial in the spare bedroom of his residence in 2008. To date Pine Financial has originated 649 loans worth $124,881,950.00. Currently, Pine Financial Group has access to $34,500,000 in private money from 111 investors, including Mr. Amolsch, who has $350,000 of his own funds available to lend.

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Kevin acquired his first house shortly after his 21st birthday. He was in the military when he purchased the house. Within two years he purchased another home and kept the first one as a passive investment. Within another two years he became a full time real estate investor through acquisition, leasing and selling residential assets. He did this for several years before becoming a mortgage broker. He continued to broker conventional mortgage loans part time and went to work for a company that analyzes mortgage bonds to learn more about the secondary mortgage market in this country.

Finding it difficult to work for someone else he ended his short corporate career before his two-year anniversary and started working for a small boutique mortgage company in Denver and learned how to broker private money. This small mortgage company, Lassiter Mortgage, was a mortgage broker licensed in Colorado. There were two loan officers and one office assistant. Their office was in Denver and it originated loans in Colorado. For the last 12 months Kevin worked there, he ran the residential lending division. Any residential loan originated by Lassiter Mortgage was originated by Kevin. Kevin was consistently making between 2 and 5 private money loans before he left the company in 2008. Kevin was in charge of putting the file together and presenting the deal and the risks to private money lenders. Kevin also started and managed the loan servicing division where he was responsible for collecting payments, managing defaults and inspecting the properties. In 2008 he started Pine Financial Group, Inc to continue pursuing his passion for deals.

Pine Financial Group has three full time employees, three independent contractors and two offices. Pine Financial Group originates short-term rehab loans to small real estate investors and developers. The niche has always been to serve investors and help make it possible for new and experienced investors to do more real estate deals. Pine Financial Group has been profitable from day one and is 100% privately financed. Since 2008 the company has funded over $100,000,000 in business.

Kevin is the author of "The 45 Day Investor" a book dedicated to helping new investors buy their first investment property in 45 days or less and has been quoted in the Las Vegas Review Journal, the Denver Post, Yahoo Real Estate, and several other small publications and blogs.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of the Principals of our Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Kevin Amolsch, President, CEO, and Treasurer of Pine Financial Group, Inc. Manager	2013	$0	$0	$0	100% of the LLC Interests
Kevin Amolsch, President, CEO, and Treasurer of Pine Financial Group, Inc. Manager	2014	$0	$0	$0	$0
Kevin Amolsch, President, CEO, and Treasurer of Pine Financial Group, Inc. Manager	2015	$0	$0	$0	$0

For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager of our Company has been awarded 100% of the LLC Interests in our Company.

The Manager shall receive reimbursement for expenses incurred on behalf of the Company. The Manager will also receive 100% of distributions available after the Noteholders have received their return of principal and promised interest payments under the Notes.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without compensation until such time that we have sufficient earnings from our revenue. The Manager has received the Membership Interests in exchange for cash.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company's Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the Management Interests to our Manager. The Manager shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee
Management Fee (Fee charged to the Company)	Fees associated with oversight of the fund and the fund assets.

The Manager shall receive fee of 100% of the available cash distributions (profits). Cash Distributions are profits only and do not include principal balance of notes or accrued interest that is due to Noteholders. The total amount of fees that the Manager may receive cannot be determined at this time. This may be paid monthly but only in the event that the Company has a minimum of 10% of the loans outstanding in cash in a liquid account in order to satisfy redemption requests.

Servicing Fee (Fee charged to the Company)	Manager's compensation for servicing each loan.	The Servicing Fee shall be at a rate of 1% of the principal of the Loan. The total the Manager may receive cannot be determined at this time.
Origination and Administration Fee (Fee charged to the Borrower)	Manager's Compensation for time spent for originating, underwriting, and administering the Loan.	$685 per Loan plus 2% to 4% of the Loan. The total the Manager may receive cannot be determined at this time. Paid by the Borrower.
Inspection Fees (Fee charged to the Borrower)	Manager's compensation for inspecting properties for construction draws.	A reasonable fee charged to the Borrower for inspecting the property prior to releasing a construction draw. The total the Manager may receive cannot be determined at this time.

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY'S INVESTMENTS

Management of our investments will be vested in the Manager of the Company.

LIMITATIONS OF LIABILITY

As permitted by Colorado law, our amended and restated Certificate of Organization and Operating Agreement contain provisions that limit or eliminate the personal liability of our Manager for breaches of duty to the LLC to the fullest extent permitted under Colorado law. Colorado law provides that management of a limited liability company will not be personally liable for monetary damages for breaches of their fiduciary duties as Manager, except liability for:

•	any breach of the Manager's duty of loyalty to our Members;
•

any act or omission not in good faith, believed to be contrary to the interests of the Company or its Members, involving reckless disregard for the Manager's duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;

•	any unlawful payments related to distributions, Unit repurchases, redemptions, loans, guarantees or other distributions; or
•	any transaction from which the Manager derived an improper personal benefit.

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These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by Colorado law, our amended and restated Certificate of Organization and Operating Agreement also provide that:

•	we will indemnify our Manager to the fullest extent permitted by law;
•	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and
•

we will advance expenses to our Manager in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in our amended and restated Certificate of Organization and Operating Agreement are not exclusive.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Notes was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have not been audited.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

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FINANCIAL STATEMENTS

PFG FUND III, LLC

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PFG FUND III, LLC

BALANCE SHEET

As of December 31, 2015

(Unaudited)

as of December 31, 2015

Assets
Current Assets
Cash	$5,000

Total Current Assets	5,000

TOTAL ASSETS	$5,000

Liabilities and Member's Equity (Deficit)
Current Liabilities
Accounts Payable	$-

Total Current Liabilities	-

Total Liabilities	-

Net Assets Attributable to the Member	$5,000

See accompanying notes, which are an integral part of these financial statements.

F-1

PFG FUND III, LLC

STATEMENT OF OPERATIONS

For the Period from August 13, 2013 (Inception) to December 31, 2015

(Unaudited)

Cumulative from inception to December 31, 2015

Revenues	$-

Total Revenues	-

Operating Costs

Other Service Charges	-
Legal Fees	-
Accounting Fees	-
-
Total Operating Costs	-

Other Income (loss)

Other Income (expense)	-

Income (Loss) Before Provision for Income Tax	-

Provision for Income Tax	-

Increase (Decrease) in Net Assets Attributable to the Member from Operations	$-

See accompanying notes, which are an integral part of these financial statements.

F-2

PFG FUND III, LLC

STATEMENT OF CHANGES IN MEMBER'S EQUITY

For the Period from August 13, 2013 (Inception) to December 31, 2015

(Unaudited)

	Operating	Limited
	Member	Member	Total

Net assets attributable to the member at August 13, 2013 (inception)	$5,000	$-	$5,000
			$-
Balance, December 31, 2015	5,000	-	5,000

See accompanying notes, which are an integral part of these financial statements.

F-3

PFG FUND III, LLC

STATEMENT OF CASH FLOWS

For the Period from August 13, 2013 (Inception) to December 31, 2015

(Unaudited)

	From August 13, 2013 (inception) to December 31, 2013	For the Year Ended December 31, 2014	For the Year ended December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$-	$-	$-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in other current asset
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	-	-	-

Net cash provided by (used in) operating activities	-	-	-

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in officer advances
Member Contributions	5,000	-	-

Net cash provided by (used in) financing activities	5,000	-	-

Net increase (decrease) in cash	-	-	-

Cash at beginning of period	-	5,000	5,000

Cash at end of period	$5,000	$5,000	$5,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for :

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

See accompanying notes, which are an integral part of these financial statements.

F-4

PFG FUND III, LLC
NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2015 and for the period from August 13, 2013 (Inception) to December 31, 2015

(Unaudited)

NOTE 1: SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES

PFG Fund III, LLC (the "Company"), a Colorado limited liability company formed on August 13, 2013, intends to engage in the business of providing short-term real estate-backed loans initially in the states of Colorado and Minnesota and potentially other states. The Company has not commenced planned principal operations nor generated revenue as of December 31, 2015. The Company's activities since inception have consisted primarily of formation activities and preparations to raise additional capital. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company's planned operations.

Management's Plan to Achieve Profitability

As of December 31, 2015, the Company did not generate any revenue nor incur any operating expenses. Management is in the process of seeking investors and commencing operations.

Basis of Presentation and Use of Estimates

The Company's financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include money market securities and all highly-liquid investments with original maturities of 90 days or less.

Income Taxes

The Company, with the consent of its members, has elected to be a partnership under the Internal Revenue Code and a similar section of the state code. The members of a partnership are taxed on their proportionate shares of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

The Company's tax returns are subject to review and examination by federal, state and local governmental authorities.

F-5

NOTE 2 - FUND'S ABILITY TO CONTINUE AS A GOING CONCERN

The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to generate capital or find appropriate existing loan investments. Failure to secure financing could adversely affect the Company's ability to achieve it business objective and continue as a going concern.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance. At times, cash balances may exceed insured amounts.

NOTE 4 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 31, 2015 and there were no events to report.

F-6

PART III — EXHIBITS

Item 1. Index to Exhibits

1.	Articles of Organization
2.	Operating Agreement
3.	Subscription Agreement
4.	Material Contracts
5.	Opinion re: Legality

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 18, 2016

PFG Fund III, LLC

By:	/s/ Kevin Amolsch
Kevin Amolsch
Manager of Pine Financial Group, Inc.
Manager (Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, and Principal Accounting Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Kevin Amolsch
Kevin Amolsch
Manager of Pine Financial Group, Inc.

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